Amended By-Laws Of
                      Toxicon Technologies, Inc.
                  (herein Called the "Corporation")
      ( As amended November 1, 1982, May 2, 1983 and May 17, 1984)

                          Article 1. Offices

Section 1. Principal Office. The principal office of the Corporation shall be at:
                           1013 Wileo Drive
                       Baltimore, Maryland 21223

Section 2. Other Offices. In addition to its principal office, the Corporation may have offices at such other places as the Board of Directors may from time to time appoint or as the business of the Corporation may require and such offices may be outside the State of Maryland.

                       Article II. Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held during June of each year, or as soon thereafter as the Board of Directors shall designate.

Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors or, by the Executive Chairman of the Board of Directors, or if there is none by the President, or by the holders of not less than one-third of all the shares entitled to vote at such meeting.

Section 3. Place of Meetings. Each annual meeting of the stockholders shall be held at the principal office of the Corporation, or at such other places, within or without the State of Maryland, as the Board of Directors may designate in calling such meeting.

Section 4. Notice of Meetings. Written notice of each annual and each special meeting of the stockholders shall be given, by or at the direction of the officer or other persons calling the meeting. Such notice shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and such other information as may be required by law. Except as otherwise required by law, a copy thereof shall be delivered personally, mailed in a postage prepaid envelope or transmitted by telegraph, cable or wireless, not less than ten (10) days, except if the purpose of the meeting is to act on an amendment of the Articles of Incorporation or on a reduction of stated capital or on a plan of merger or consolidation in which event such notice shall be mailed not less than fifteen (15) days, or more than fifty (50) days, before such meeting, to each stockholder of record entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request. Notwithstanding the foregoing, a waiver of any notice herein or by law required, if in writing and signed by the person entitled to such notice, whether before or after the time of the event for which notice was required to be given, shall be equivalent of the giving of such notice. A stockholder who attends shall be deemed to have had the timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned or recessed meeting need not be given.

Section 5. Quorum. Except as otherwise provided by law, at any meeting of the stockholders of the Corporation, the presence in person or by the proxy of the holders of a majority in number of the outstanding shares of stock entitled to vote at such meeting shall continue a quorum for the transaction of business. In the absence of a quorum, a majority in voting power of the stockholders present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained. At any such adjourned meeting at which a quorum is obtained. At any such adjourned meeting at which a quorum is present any business may be transacted at the meeting as originally called.

Section 6. Organization. At every meeting of the stockholders, the Chairman of the Board or _____________ the President, or in the absence of the Chairman of the Board and the President, a person chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall act as Chairman of the meeting. The Secretary, or an Assistant Secretary, or, in the discretion of the Chairman, any person designated by him, shall act as secretary of the meeting.

Section 7. Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and affect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 8. Business and order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in a waiver of notice thereof, except as expressly provided otherwise by law or in these By-laws. The order of business at all meetings of stockholders shall be as follows:

1.  Call to order.
                    2. Selection of secretary of the meeting.
                    3. Determination of quorum.
                    4. Appointment of voting inspectors.
                    5. Nomination and election of directors
                    6. Other business.

Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, holders of common stock of the Corporation shall be entitled to vote upon matters to be voted upon by the stockholders. At each meeting of stockholders, held for any purpose, each stockholder of record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with
Section II of the Article II, each such share entitling him to one vote.

     Any stockholder entitled to vote may vote either in person or by proxy duly appointed by an instrument in writing subscribed by each stockholder (or by his attorney thereunto duly authorized) and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Certificate of Incorporation.

     The voting shall be by voice or by ballet as the Chairman may decide, except that upon demand for a vote by ballot on any question or election, made by any stockholder or his proxy present and entitled to vote on such question or election, such vote by ballot shall immediately be taken.

Section 10. Voting List. The Secretary of the Corporation shall make , at least ten (10) days before such meeting of stockholders, a complete list of the stockholders entitled to vote at any such meeting or any adjournment thereof , with the address of and the number of shares held by each stockholder. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the time of the meeting. The original stock transfer books shall be prime facts evidence as to who are the stockholders entitled to examine such lists or transfer books or to vote at any meeting of the stockholders.

     If the requirements of this Section 10 have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with.



Section 11. Record Dates. The Board of Directors may fix in advance a date which shall not be more than fifty (50) nor less than ten (10) days prior to the date of the meeting of stockholders, or the date for payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment or any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in some case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     If no record date is fixed for the determination of stockholders entitled to notice of are to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof.

Section 12. Certification of Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, certifying the number and class of shares of the stock of the Corporation owned by him. Either (i) The Executive Chairman, President or any Vice President and either the Treasurer or an Assistant Treasurer or Secretary or an Assistant Secretary, or (ii) any two officers of the Corporation designated by the Board of Directors, shall sign such certificates.

Section 13. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed , upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be alleged to have been lost, stolen or destroyed.

Section 14. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and the transaction upon its books.

Section 15. Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of the stockholders of the Corporation, or which may be taken at such a meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting with the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 16.  Acquisition of Company.   The company may not be acquired
for a price below 0.20 per share and the Company may not offer a secondary offering of its securities below $0.20 per share, for a period of 18 months following the closing of the proposed 1984 S-18 offering of the Company's securities without the consent of 80 percent or more of the shareholders of the Company.

Article III. Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, and all corporate powers shall be exercised by the Board of Directors, except as otherwise expressly required by these By-laws, by the Certificate of Incorporation, or by law.

Section 2. Qualification, Number and Term of Office. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Maryland. The initial Board of Directors shall consist of two (2) person. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foreign limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the Board of Directors. The number of directors may be increased or decreased by action of the Board of Directors, but in no event shall the number of directors be greater than nine. A Board of Directors shall be elected annually in the manner provided in these By-laws, and each director shall hold office until the annual meeting next following his selection and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 3. Election of Directors. At such meeting of the stockholders for the election of directors, a quorum being present, the election shall be as provided in the Certificate of Incorporation.

     If the selection of directors shall not be held on the day designated for any annual meeting or at any adjustment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient without cause, by the affirmative vote of a majority in voting power of the stockholders of record of the Corporation entitled to elect a successor, and present in person or by proxy at a special meeting of such stockholders of which express notice of the intention to transact such business was given and at which a quorum shall be present.

Section 5. Organization. The Board of Directors, by majority vote from time to time appoint a Chairman or Executive Chairman of the Board who shall preside over its meetings. The period and term of the appointment shall be determined by the Board of Directors. The Secretary of the Corporation, or an Assistant Secretary, or, in the direction of the Chairman, any person appointed by him, shall act as secretary of the meeting.

Section 6. Place of Meeting, etc. The Board of Directors may hold its meeting at such place or places within or without the State of Maryland as the Board of Directors from time to time by resolution determine, or (unless contrary to resolution of the Board of Directors), at such place as shall be specified in the respective notices or waivers of notice thereof. Unless otherwise restricted by law or by the Certificate of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence at such meeting. The Chairman or any person appointed by him shall act as secretary of the meeting.

Section 7. Annual Meeting The Board of Directors may meet, without notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual meeting of stockholders is held. Such annual meeting of directors may be held at any other time or place specified in a notice given as hereinafter provided for special; meetings of the Board of Directors, or in a waiver of notice thereof.

Section 8. Regular Meeting. Regular meetings of the Board of Directors may be held at such time and place as may be fixed from time to time by action of the Board of Directors. Unless required by resolution of the Board of Directors, notice of any such meeting need not be given.

Section 9. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by an Executive Chairman of the Board of Directors or where there is none by the President, or by three or more directors, or, at the direction of any of the foregoing, by the Secretary. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not less than three (3) days before the date on which the meeting is to be held; or such notice shall be sent to each director at such place by telegraph, cable, or wireless, not less than twenty-four (24) hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Notice of any adjourned or recessed meeting of the directors need not be given.

Section 10. Waivers of Notice of Meetings. Anything in these By-laws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including telegraph, cable or wireless) before or after the meeting. A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 11. Quorum and Manner of Acting. Either ( i ) a majority of the number of directors or the time being or (ii) the Executive Chairman and one director shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. The directors shall act only as a Board and the individual directors shall have no power as such.

Section 12. Resignations. Any director of the Corporation may resign at any time, in writing by notifying the Executive Chairman of the Board or where there is none the President or Secretary of the Corporation. Such resignation shall take effect at the time therein specified: unless otherwise specified, the acceptance of such resignation shall not be necessary to make effective.

Section 13. Vacancies. Any vacancy in the Board of Directors, caused by death, resignation, removal, disqualification, or any other cause (other than an increase by more than two (2) in the number of directors), may be filled by the majority vote of the remaining directors then in office , or if less than a quorum, at any regular meeting of the Board of Directors.

Section 14. Committees. The Board of Directors may, by resolution adopted by a vote of the majority in number of directors at the time fixed by these By-laws, designate a number of directors as is appropriate in the aforesaid resolution to be a committee of limited authority. Regular meetings of any such committee meetings, of which no notice shall be necessary, may be held at times and in such places as shall be fixed by a majority of the committee. Special meetings of such committee may be called at the request of the Chairman of the committee or any two (2) members of the committee. Notice of each special meeting of such a committee shall be given by the person calling the same as provided by these By-laws for special meetings of the full board. A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall the committee. Members of any such committee shall act only as a committee and the individuals shall have no power as such. The Board of Directors shall have the power at any time to change the members of, fill vacancies, and discharge any such committee, either with or without cause. The appointment of any member to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a director or upon the earlier cessation of his membership on the Board of Directors.

Section 15. Directors' Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed before such action by a majority of directors or a majority of the members of the Committee as the case may be. Such consent shall have the same force and effect as a unanimous vote.

Articles IV. Officers

Section 1. Officers . The officers of the Corporation shall be an Executive Chairman of the Board of Directors, a President, a Treasurer and a Secretary, and where elected, one or more Vice-Presidents, and the holders of such other offices as may be established in accordance with the provisions of Section 3 of this Article. Any two or more offices may be held by the same person, provided only, that the same person shall not hold the offices of President and Secretary.

Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year. Each officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

Section 3. Subordinate Officers. The Board of Directors may from time to time establish offices in addition to those designated in Section 1 of this Article IV with such duties as are provided in these By-laws, or as they may from time to time determine.

Section 4. Removal. Any officer may be removed, either with or without cause, by resolution declaring such removal to be in the best interest of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office. Any such removal shall be without prejudice to the recovery of damages for breach of contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself, however, create contract rights.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or the Executive Chairman, or where there is none the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. However, no resignation hereunder, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

Section 7. Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors or in such manner as it shall determine. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

Section 8. Chairman and Executive Chairman of the Board of Directors. When there is an Executive Chairman of the Board of Directors he shall be an officer and a director and shall be the chief executive officer of the Corporation and have general supervision of the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors. An Executive Chairman shall have full power and authority to cast any votes which the company is entitled to cast as a shareholder of another corporation. Where the Chairman of the Board is not an Executive Chairman the powers of the Executive Chairman shall be vested in the President. An Executive Chairman shall exercise all the power of a Chairman. A Chairman of the Board shall be a Director of the Corporation. The Chairman or Executive Chairman of the Board, shall provide at all meetings of stockholders and of the Board of Directors at which he is present and on an equality of votes shall have a second or casting vote.

Section 9. President. The President shall be a director and shall be the chief administrative officer of the Corporation. In general, he shall perform all duties incident to the office of resident and such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-laws.

Section 10. The Vice-Presidents. The Vice-Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of directors or by the President, and shall have such other powers and authorities as are conferred on them elsewhere in these By-laws.

Section 11. Treasurer. Except as may otherwise be specifically provided by the Board of Directors or any duly authorized committee thereof, the Treasurer shall have the custody of, and responsible for, all funds and securities of the Corporation, receive and receipt for money paid to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation such banks, trust companies, or other depositories as shall be selected in accordance with the visions of these By-laws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of these By-laws; regularly enter or cause to be entered in books and to be kept by him or under his direction, full and adequate accounts of all money received and paid for account of the Corporation; in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or by an Executive Chairman or where there is none by the President, and have such other powers and authorities as are conferred upon him where in these By-laws.

Section 12. Secretary. The Secretary shall act as Secretary of all meetings of the stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served, shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws, shall have charge of the books, records and papers of the Corporation relating to its organizations and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors or by an Executive Chairman or if there is none by the President, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-laws.

Section 13. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, or by any duly authorized committee of directors, or by an Executive Chairman or where there is none, by the President; and shall have such other powers and authorities as are conferred upon them elsewhere in these By-laws.

Section 14. Certain Officers to Give Bonds. Every officer, agent or employee of the Corporation, who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his custody or be responsible for its safety or preservation, may be required, in the discretion of the Board of Directors, to give a bond, in each sum and with such sureties and in such form as shall be satisfactory to the Board of Directors , for the faithful performance of the duties of his office and for the restoration to the Corporation, in the event of his death, resignation, or removal from office, of all books, papers, vouchers, moneys and other property of whatsoever kind in his custody belonging to the Corporation.

Article V. Indemnification of Directors and Officers

The Corporation shall indemnify each of its officers or directors, whether or not then in office, and his executor, administrator and heirs, against all reasonable expenses actually and necessarily incurred by him including, but not limited to, counsel fees, judgments and costs in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the Corporation. He shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the Corporation for negligence or misconduct in the performance of his duties. The right to indemnity for expenses shall also apply to expenses of suits which are comprised or settled if the Court having jurisdiction of the action shall approve such settlement.

     The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such directors or officer may be entitled.

     Any amount payable by way of indemnity under these Articles may be determined and paid pursuant to a decree of, or allowance by, a court of equity under Article 11, Section 64, of the Annotated Code of the Public General Laws of Maryland; or may be determined and paid pursuant to a resolution of a majority of the members of the Board of Directors of the Corporation, other than those who have incurred expenses in connection with the litigation for which indemnification is sought.

Article VI.  Miscellaneous

Section 1. Seal. The corporate seal of the Corporation shall contain the name of the Corporation, the year of its creation, and the words "Corporate Seal, Maryland," and shall be in such form as may be approved by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31.

Section 3.  Voting of Stock or Other Securities Held.
Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors or, in the event of his incapacity to do so, the President, in the name and on behalf of this Corporation, shall be empowered to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, and to execute on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments that he may deem necessary or proper in the premises.


Article VII.  Amendments

Section 1. By the Directors. The Board of Directors by a majority vote thereof shall have the power to make, alter, amend or repeal the By-laws of the Corporation at any regular or special meeting of the Board. This power shall not be exercised by any committee of the Board of Directors.

Section 2. By the Stockholders. All By-laws shall be subject to amendment, alteration or repeal by a majority vote of the stockholders entitled to vote at any annual or special meeting. The stockholders, at any annual or special meeting, may provide that certain By-laws by them adopted, approved or designated may not be amended, altered or repealed except by a certain specified percentage in interest of the stockholders or by a certain specified percentage in interest of a particular class of stockholders.